Exhibit 99.1

ZiLOG, Inc. Announces Review of Strategic Alternatives

SAN JOSE, Calif., July 24, 2008 / PRNewswire-FirstCall / -- Zilog, Inc. (Nasdaq: ZILG), a leading provider of 8-, 16- and 32-bit embedded Flash microcontrollers, universal remote controls and ARM® core-based solutions, today announced that it is evaluating a broad range of strategic alternatives to enhance stockholder value.  Zilog has retained Oppenheimer & Co. Inc. as its financial advisor to assist the Board of Directors with this process.  Zilog does not expect to publicly disclose any further developments with respect to the evaluation of strategic alternatives unless and until its Board of Directors has approved a transaction or other strategic alternative.  There can be no assurances that any particular course of action will be pursued or as to the timing or terms of any such strategic alternative.

Consistent with its previously announced guidance from its May, 2008 earnings call, the Company expects to report a sequential growth in sales of 5 to 8 percent.  “We are pleased with the progress we are making towards achieving our updated three year strategic plan that we shared with investors in May. We are beginning to see the translation of design win efforts to revenues and top line growth” stated Darin Billerbeck, Zilog, Inc. President and Chief Executive Officer.

Zilog expects to release its financial results for its 2009 fiscal year first quarter ended June 28, 2008 at 1 p.m. PST (4 p.m. EST) on Thursday July 31, 2008, and will conduct an earnings call at 2 p.m. PST (5 p.m. EST) following the announcement. Members of management will be on that call to elaborate on results for the quarter.

About Zilog, Inc.

Zilog is a global supplier of application specific, embedded system-on-chip (SoC) solutions for secured transactions, consumer electronics and industrial application and an industry leader in remote control and universal IR database solutions.  From its roots as an award-winning architect in the microprocessor and microcontroller industry, Zilog has evolved to become a leader in production-ready and custom-built SoC solution sets.  Zilog is headquartered in San Jose, California, and employs approximately 500 people around the world, with sales offices in Asia, Europe, and North America.  For more information about Zilog and its products, visit http://www.zilog.com/.

Zilog is a trademark of Zilog, Inc. in the United States and in other countries. All other brands or product names are the property of their respective holders.

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FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties concerning Zilog’s projected financial performance as well as Zilog’s strategic and operational plans.  Actual results may differ materially from the results projected.  The implementation and results of Zilog’s evaluation of strategic alternatives will depend on a variety of factors beyond the Company’s control, including capital markets and liquidity conditions generally and the valuation of technology companies specifically.  In light of these and other risks, uncertainties and assumptions, there can be no assurances that any particular course of action will be pursued or as to timing or terms of any such strategic alternatives.  The Company’s results for its 2009 fiscal year first quarter have not been reviewed by its independent public accountants and any changes or adjustments required to finalize the financial statements for the 2009 fiscal year first quarter could cause the Company’s results to vary.  The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company’s financial information with the Securities Exchange Commission (the “SEC”).  More information about potential factors that could affect Zilog’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Zilog’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, which is on file with the SEC and available at the SEC’s website at www.sec.gov.  All information in this press release is as of July 24, 2008, unless otherwise noted, and Zilog does not intend, and undertakes no duty, to update or otherwise revise the information contained in this press release.

IMPORTANT ADDITIONAL INFORMATION

Zilog will be filing a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders.  Stockholders are strongly advised to read Zilog’s 2008 proxy statement when it becomes available because it will contain important information.  Stockholders will be able to obtain copies of Zilog’s 2008 proxy statement and other documents filed by Zilog with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of Zilog’s website at www.zilog.com.  Zilog, its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with Zilog’s 2008 annual meeting of stockholders.  Information concerning Zilog’s directors and officers is available on its Schedule 14A filed with the SEC on July 24, 2008 which is also available at the SEC’s website at www.sec.gov.

CONTACT:
Stew Chalmers
818-681-3588
stew@positio.com
SOURCE Zilog, Inc.
http://www.zilog.com